Exhibit 10.20

Intersil Corporation
Amended and Restated 2008 Equity Compensation Plan
Performance-Based Restricted Stock

Award Agreement

Whereas, the Company previously granted the undersigned a performance-based deferred market stock unit (MSU) award on April 1, 2014 covering an aggregate of [______] shares of the Company’s common stock.  The MSU is governed by the MSU award letter (the “MSU Letter”) and Performance-Based Deferred Market Stock Unit (MSU) Award Terms and Conditions (the “Terms and Conditions” and together with the MSU Letter, the MSU Agreement”); and

Whereas, the Company and the undersigned agreed to amend the MSU Agreement to provide that (1) the number of MSUs subject to the MSU Agreement shall be reduced to [_______] MSUs; and (2) the remaining [______] MSUs are hereby converted into shares of performance-based Restricted Stock.

Now, Therefore, Be it Resolved, That, effective as of December 20, 2016 (the “Conversion Date”), Intersil Corporation (the “Company”) hereby converts [_______] MSUs held by [______________] (the “Grantee”) into a performance-based Restricted Stock Award covering [_______] Shares (the “Performance Award”).

Further Resolved, that the Performance Award is granted under the Intersil Corporation Amended and Restated 2008 Equity Compensation Plan, as amended and restated from time to time (the “Plan”) and is subject to the provisions of the Plan and the terms and conditions set forth in this Award Agreement (this “Award Agreement”).  The number of shares of Restricted Stock awarded to the Grantee is subject to adjustment as provided in this Award Agreement.  Capitalized terms which are not defined in this document will have the meanings specified in the Plan.

Further Resolved, that the terms and conditions of the Performance Award are as follows:

1. Restrictions.  The Shares of Restricted Stock granted to the Grantee under this Award Agreement shall vest in accordance with Section 2, below.  Shares are not earned and may not be sold, exchanged, assigned, transferred, pledged, or otherwise disposed of (collectively, the “Restrictions”) until the Restrictions lapse in accordance with Section 2, below.

2. Vesting; Lapse of Restrictions.  Subject to Sections 3(a) and (b),  provided that the Grantee remains in the employment or service of the Company through the applicable vesting date, and the Company achieves the performance goals set forth on Schedule 1 attached hereto (the “Performance Goals”) and made a part hereof, the Restrictions shall lapse and the Grantee shall become vested in the number of Shares of Restricted Stock subject to the Performance Award per the vesting schedule and in the percentages set forth in  Schedule 1.  Any Shares of Restricted Stock subject to the Performance Award that do not become vested as a result of the failure to achieve the relevant Performance Goals shall be immediately forfeited with no consideration due to you.

3. Separation from Service.  Except as otherwise provided in a written employment agreement between the Grantee and the Company, if  the Grantee has a Separation from Service for any reason,  the Grantee shall forfeit the portion of the Grantee’s Performance Award that has not yet become vested as of the date of such Separation from Service.

4. Transferability.  The Grantee may not sell, transfer, pledge, anticipate, alienate, encumber, or assign the Shares of Restricted Stock subject to the Performance Award until the Restrictions have lapsed with respect to all or any portion of the Shares of Restricted Stock subject to the Performance Award in accordance with Section 2.

5. Shareholder Rights; Delivery of Certificates.   With respect to the Shares of Restricted Stock subject to the Performance Award, the Grantee shall have all rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends, which dividends shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying Shares are forfeited).  Certificates for Shares (not subject to vesting or restrictions) shall be delivered to the Grantee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Restricted Stock.

6. Section 83(b) Election.  The Grantee shall timely file an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service.  The Grantee understands that failure to timely file an 83(b) Election may result in adverse tax consequences for the Grantee.  The Company shall have no liability in respect of any adverse tax consequences resulting from the Grantee’s failure to timely file an 83(b) Election in accordance with this Award Agreement.  The Grantee acknowledges that it is his own responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code.  Neither the Company nor its legal counsel can assume responsibility for your failure to file the 83(b) Election in a timely manner.

7. Withholding of Taxes.    At the time this Performance Award is granted, or at any time thereafter as requested by the Company, the Grantee hereby authorize withholding from payroll and any amounts payable to the Grantee, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with this Performance Award (“Withholding Taxes”).  The Grantee understands and agrees that he shall be responsible for timely satisfying any Withholding Taxes arising from the grant of the Performance Award, the lapse of Restrictions or the delivery of Shares pursuant to this Award Agreement by tendering a cash payment to the Company.  The Company may, in its sole discretion, satisfy all or any portion of any Withholding Taxes relating to this Performance Award by withholding cash from any amounts otherwise payable to the Grantee by the Company.

8. Incorporation by Reference.  This Performance Award is subject to the terms, conditions and limitations set forth this Award Agreement and the Plan (the terms of which are incorporated herein by reference).  In the event of any contradiction, distinction or differences between this Award Agreement and the terms of the Plan, the terms of the Plan will control.

9. Governing Law.  This Performance Award and this Award Agreement shall be construed in accordance with the laws of the State of Delaware,  without regard to the application of any conflicts of laws provisions.

10. Miscellaneous.

a. The captions of this Award Agreement are not part of the provisions hereof and shall have no force or effect.  This Award Agreement may not be amended or modified, except pursuant to a written agreement between the Grantee and the Company unless such amendments or modifications are required in order to comply with applicable laws,  including Section 409A of the Code.  The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement.

b. The Committee may make such rules and regulations and establish such procedures for the administration of this Performance Award as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may interpret this Award Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.  In the event of any dispute or disagreement as to the interpretation of this Award Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Award Agreement, the decision of the Committee shall be final and binding on all persons, including without limitation, the Grantee.

c. All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 10(c).

d. The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Award Agreement or the Plan, or to assert any right that the Grantee or the Company, respectively, may have under this Award Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Award Agreement or the Plan.

e. Nothing in this Award Agreement shall confer on the Grantee the right to continue in the service or employment of the Company or interfere in any way with the right of the Company and its stockholders to terminate the Grantee’s service or employment at any time.

f. Nothing in this Award Agreement, and no action taken pursuant to the provisions of this Award Agreement, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or its officers or the Committee, on the one hand, and the Grantee or any other person, or entity on the other.

g. The Grantee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Performance Award.

h. The Grantee acknowledges and agrees that he has reviewed this Award Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Performance Award and fully understands the provisions of the Performance Award.

i. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer as of the Grant Date set forth above.

INTERSIL CORPORATION

___________________________

By:

GRANTEE

___________________________